7

FIRST AMENDMENT TO THE
RMB INVESTORS TRUST
FUND ADMINISTRATION SERVICING AGREEMENT

THIS FIRST AMENDMENT to the Fund Administration Servicing Agreement dated as of December 11, 2017 (the “Agreement”), is entered into by and between RMB INVESTORS TRUST, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to add section 3. C; and

WHEREAS, the parties desire to amend the fee schedule on Exhibit C of the Agreement; and

WHEREAS, the parties want to add the following funds to Exhibit A of the Agreement:

RMB Fund,
RMB Mendon Financial Services Fund,
RMB Mendon Financial Long/Short Fund;
and

WHEREAS, Section 10 B of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

1.	Exhibit A and Exhibit C of the Agreement shall be amended and replaced in their entirety by the Exhibit A and Exhibit C attached hereto.

2.	The following section C will be added to Section 3. License of Data; Warranty; Termination of Rights

C.
USBFS has entered into agreements with Bloomberg Finance L.P. (“Bloomberg”) to provide data (the “N-PORT Data”) for use in or in connection with the reporting requirements under the Rule, including preparation and filing of Form N-PORT. In connection with the provision of the N-PORT Data, Bloomberg requires certain provisions to be included in the Agreement.

The Trust agrees that it shall (a) comply with all laws, rules and regulations applicable to accessing and using the N-PORT Data, (b) not extract the N-PORT Data from the view-only portal, (c) not use the N-PORT Data for any purpose independent of complying with the requirements of the Rule (which prohibition shall include, for the avoidance of doubt, use in risk reporting or other systems or processes (e.g., systems or processes made available enterprise-wide for the Trust’s internal use)), (d) permit audits of its use of the N-PORT Data by Bloomberg, its affiliates or, at the Trust’s request, a mutually agreed upon third-party auditor (provided that the costs of an audit by a third party shall be borne by the Trust), (e) exculpate Bloomberg, its affiliates and their respective suppliers from any liability or responsibility of any kind relating to the Trust’s receipt or use of the N-PORT Data (including expressly disclaiming all warranties). The Trust further agrees that Bloomberg shall be a third-party beneficiary of the Agreement solely with respect to the foregoing provisions (a) - (e).

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

RMB INVESTORS TRUST             U.S. BANCORP FUND SERVICES, LLC

By: /s/ Walter Clark__________________        By: _/s/ Anita M. Zagrodnik_____________

Name:    __ Walter Clark_______________        Name: __ Anita M. Zagrodnik___________
Title: _COO________________________        Title: ___Senior VP___________________
Date:     5/11/18             Date: 5/18/18

Exhibit A
to the
Fund Administration Servicing Agreement

Separate Series of RMB Investors Trust

Name of Series

RMB JAPAN FUND
Investor Class
Class I

RMB INTERNATIONAL FUND
Investor Class
Class I

RMB INTERNATIONAL SMALL CAP FUND
Investor Class
Class I

RMB FUND
Class A
Class C
Class I

RMB MENDON FINANCIAL SERVICES FUND
Class A
Class C
Class I

RMB MENDON FINANCIAL LONG/SHORT FUND
Class A
Class C
Class I

Exhibit C
to the
Fund Administration Servicing Agreement

Combined Fund Administration, Fund Accounting & Portfolio Compliance Services Fee Schedule This Exhibit B is a combined fee schedule that will cover all services provided by USBFS to the Trust pursuant to the Fund Administration Agreement and the Fund Accounting Agreement.
Annual Fee Based Upon Average Net Assets at the Complex Level*
[ ] basis points on the first $[ ]
[ ] basis points on the balance

NOTE: For purposes of calculating the tiered fee schedule above, complex level assets consist of the assets of RMB Investors Trust combined with assets of the IronBridge Funds, Inc. Trust and allocated pro rata based on assets, subject to the minimums. For the avoidance of doubt, this does not constitute an agreement between RMB investors Trust and IronBridge Funds Inc.

One-time project fee of $[ ] for preparation of 6/30/18 semi-annual report inclusive of all funds in the trust.

Minimum Annual Fee: $[ ] for six funds. Add $50,000 to the minimum for each additional fund.

▪	Additional fee of $[ ] for each additional class, Controlled Foreign Corporation (CFC), and/or sub-advisor

Services Included in Annual Fee Per Fund

▪	Advisor Information Source - On-line access to portfolio management and compliance information.

▪	Daily Performance Reporting - Daily pre and post-tax fund and/or sub-advisor performance reporting.

▪	USBFS Legal Administration for annual registration statement update. Project fees quoted separately.

SEC Modernization Requirements

▪	Form N-PORT - $[ ] per year, per Fund

▪	Form N-CEN - $[ ] per year, per Fund

All schedules subject to change depending upon use of unique security types requiring special pricing or accounting arrangements.
Data Services
Pricing Services

▪	$[ ] - Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Mutual Funds, ETFs

▪	$[ ] - Domestic Corporates, Domestic Convertibles, Domestic Governments, Domestic Agencies, Mortgage Backed, Municipal Bonds

▪	$[ ] - CMOs, Money Market Instruments, Foreign Corporates, Foreign Convertibles, Foreign Governments, Foreign Agencies, Asset Backed, High Yield

▪	$[ ] - Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps

▪	$[ ] - Bank Loans

▪	$[ ] - Swaptions

▪	$[ ] - Intraday money market funds pricing, up to 3 times per day

▪	$[ ] - Credit Default Swaps

▪	$[ ] per Month Manual Security Pricing (>25per day)

NOTE: Prices above are based on using U.S. Bancorp primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees.
Corporate Action and Factor Services (security paydown)

▪	$[ ] per Foreign Equity Security per Month

▪	$[ ] per Domestic Equity Security per Month

▪	$[ ] per CMOs, Asset Backed, Mortgage Backed Security per Month

Third Party Administrative Data Charges (descriptive data for each security)

▪	$[ ] per security per month for fund administrative data

Chief Compliance Officer Support Fee*

▪	$[ ] per year per fund complex to cover Fund Administration, Fund Accounting and Custody

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Fair Value Services, SWIFT processing, customized reporting, third-party data provider costs (including Bloomberg, S&P, Moody’s, Morningstar GICS, MSCI, Lipper, etc.), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, , third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary) and travel related costs.

Additional Services
Additional services not included above shall be mutually agreed upon and documented on the Additional Services fee schedule: additional legal administration (e.g., subsequent new fund launch), daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

* Subject to annual CPI increase - All Urban Consumers - U.S. City Average.
Fees are calculated pro rata and billed monthly.

Exhibit C (continued)
to the
Fund Administration Servicing Agreement

Fund Administration & Compliance Portfolio Services
Additional Services Fee Schedule

▪	Tax Free Transfer In-Kind Cost Basis Tracking* - $[ ] per sub-account per year
Daily Compliance Services

▪	Base fee - $[ ] per fund per year

▪	Setup - $[ ] per fund group
Section 18 Compliance Testing

▪	$[ ] set up fee per fund complex

▪	$[ ] per fund per month
Section 15(c) Reporting

¤	$[ ] per fund per standard reporting package*

¤	Additional 15c reporting is subject to additional charges
*Standard reporting packages for annual 15(c) meeting

-	Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
-    Performance reporting package: Peer Comparison Report

¤	Standard data source - Morningstar; additional charges will apply for other data services
Equity & Fixed Income Attribution Reporting

▪	Fees are dependent upon portfolio makeup, services required, and benchmark requirements.
BookMark Electronic Board Book Portal

▪	USBFS will establish a central, secure portal for Board materials using a unique client board URL.

▪	Your Fund Administrator will load/maintain all fund board book data for the main fund board meetings and meetings.

▪	Features password-protected, encrypted servers with automatic failover.

▪	Training and ongoing system support.

▪	Accessible from your smart phone or iPad.

▪	Allows multiple users to access materials concurrently.

▪	Searchable archive.

▪	Ability to make personal comments.

Annual Fee per Trust

▪	0 - 10 users - $[ ]

▪	10 - 20 users - $[ ]

▪	20 - 30 users - $[ ]

▪	30 - 40 users - $[ ]
Diligent Boardbooks

¤	Online portal to access board book documents. Each user will receive both online and offline capability access

¤	Minimum fee (includes 1 board, 1 committee and 12 users)

¤	12 users may consist of any combination of Board Members/ Executives and Administrators

¤	Accessing Entities and Individuals Installation Fee Annual Fee

Affiliate Package $[ ] $[ ]
Additional Boards                    $[ ]         $[ ]
Additional Committees/Meeting Groups            $[ ]         $[ ]

Additional Online & Offline Users (Board Members/Execs)    $[ ]         $[ ]
Online and Offline Users (Administrative)            $[ ]         $[ ]

Exhibit C (continued)
to the
Fund Administration Servicing Agreement

Fund Start-up & Registration Services Project Fee Schedule
Legal Administration Service Proposal - In support of external legal counsel
$20,000 per project - two funds
$30,000 per project - three funds
(Excludes Trust /Adviser counsel fees; subject to services provided; if applicable)

▪	Additional fee of $2,500 per sub-advisor

▪	Additional fee of $7,500 per drafting multi-manager exemptive application (does not include outside legal costs)
Additional Legal Administration Services

▪	Subsequent new fund launch - $[ ] per project

▪	Subsequent new share class launch - $[ ] per project

▪	Multi-managed funds - as negotiated based upon specific requirements

▪	Proxy - as negotiated based upon specific requirements

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:

▪	Postage, if necessary, Federal and state regulatory filing fees, expenses from Board of Trustee meetings, Third party auditing and legal expenses, EDGAR/XBRL filing

Extraordinary services - negotiated based upon specific requirements

▪	Multi-managed funds, proxy, expedited filings, asset conversion, fulcrum fee, exemptive applications